UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 5, 2007

INTERNATIONAL RECTIFIER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7935	95-1528961
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation or organization)

233 Kansas Street
El Segundo, California	90245
(Address of principal executive offices)	(Zip Code)

(310) 726-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           Registrant today issued a press release announcing the appointment of Dr. Michael A. Briere, 45 years of age, to the additional post of Chief Technology Officer. Dr. Briere's title is now Executive Vice President, Research and Development and Chief Technology Officer. Registrant's Board of Directors appointed Dr. Briere to this new position at its meeting on September 21, 2007, subject to his acceptance of the position and the associated salary. Dr. Briere joined Registrant in 2003 and has held roles of increasing responsibility from Vice President of Integrated Circuit Development to most recently Executive Vice President, Research and Development. Prior to joining Registrant, Dr. Briere was Founder, President and Chief Executive Officer of Picor Corporation, a developer and marketer of integrated circuit designs and systems.

Dr. Briere participates in Registrant's bonus plan and has received in the past and is eligible to receive stock option grants under Registrant's employee stock option plan. Dr. Briere's annual base salary was increased from $339,900 to $390,000 in connection with his new position. His bonus target for the first two quarters of Registrant's fiscal year 2008 is 70% of base salary, with a maximum of 120% of base salary. He also receives an automobile allowance of $560.00 per month.

There are no family relationships between Dr. Briere and the directors or executive officers of Registrant and, and other than as disclosed herein, there are no arrangements or understandings between Dr. Briere and any other person pursuant to which he was selected as an officer.

(e)           Information regarding Dr. Briere's compensatory arrangements is contained in the responses to Item 5.02(c) above, which information is incorporated in this Item 5.02(e) by this reference.

Item 7.01.              Regulation FD Disclosure.

On October 2, 2007, the Registrant issued a press release announcing certain key internal  initiatives.  A copy of the press release is attached as Exhibit 99.1 to this report.

On October 5, 2007, the Registrant issued a press release announcing the appointment of Dr. Michael A. Briere as Chief Technology Officer and a search for two additional directors.  A copy of the press release is attached as Exhibit 99.2 to this report.

The information in this Item 7.01 of this report on Form 8-K, including Exhibits 99.1 and 99.2, will not be treated as filed for the purposes of the Securities Exchange Act of 1934 (the “Exchange Act”). This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this report.  The furnishing of the information in this Item 7.01 of this report is not intended to and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material investor information that is not otherwise publicly available.

Item 9.01.              Financial Statements and Exhibits.

(d)              Exhibits

Exhibit Number	Description

99.1	Press release dated October 2, 2007 issued by International Rectifier Corporation, regarding certain key internal initiatives.

99.2

Press release dated October 5, 2007 issued by International Rectifier Corporation announcing the appointment of Dr. Michael A. Briere as Chief Technology Officer and a search for two additional directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL RECTIFIER CORPORATION

Date: October 5, 2007	By	/s/ Donald R. Dancer
Donald R. Dancer,
Acting Chief Executive Officer, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated October 2, 2007 issued by International Rectifier Corporation, regarding certain key internal initiatives.

99.2

Press release dated October 5, 2007 issued by International Rectifier Corporation announcing the appointment of Dr. Michael A. Briere as Chief Technology Officer and a search for two additional directors.